UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A Amendment #1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  February 14, 2019 (November 29, 2018)

MEDCAREERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4580 N Rancho Dr #130, Las Vegas, NV 89130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 510-5866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

EXPLANATORY NOTE

On November 29, 2018, the Board of Directors of MedCareers Group, Inc., a Nevada corporation (the “Company”) closed the Stock Purchase Agreement, dated November 8, 2018 (the “Agreement”) with The 4 Less Corp. (formerly Vegas Suspension & Offroad, Inc.), a Nevada Corporation (“4Less”).

This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend the Current Report on Form 8-K filed on December 4, 2018 (the “Original Report”), solely to provide the disclosures required by Item 9.01 of the Form 8-K that were not previously filed with the Original Report. Except as provided herein, the disclosures made in the Original Report remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of The 4 Less Corp. required by this item is filed as Exhibit 99.1 to this Form 8-K/A, including the report of the auditor.

(d) Exhibits.

Exhibit	Description

23.1	Consent of Fruci & Associates II, PLLC (contained in Exhibit 99.1)

99.1	Audited financial statements of The 4 Less Corp for the year ended January 31, 2018 and January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2019

MEDCAREERS GROUP, INC.

By: /s/ Timothy Armes

Timothy Armes

Chief Executive Officer